EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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

                                                                                               State of
                                                                                           Incorporation or
                                                                           Percent of      Organization of
            Parent                              Subsidiary                 Ownership            Parent
            ------                              ----------                 ----------     ------------------
Hudson River Bancorp, Inc.              Hudson River Bank & Trust             100%            Delaware
                                        Company

Hudson River Bank & Trust Company       Hudson City Associates, Inc.          100%            New York

Hudson River Bank & Trust Company       Hudson River Mortgage                 100%            New York
                                        Corporation

Hudson River Bank & Trust Company       Hudson River Funding Corp.           99.9%            New York

Hudson River Bank & Trust Company       Hudson City Centre, Inc.              100%            New York

Hudson River Bank & Trust Company       SSLA Services Corp.                   100%            New York
--------------------------------------- ------------------------------- ----------------- ------------------
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